Exhibit 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-38765), the Registration Statement on Form S-4 (No. 333-38759), the Registration Statement on Form S-4 (No. 333-70522), the Registration Statement on Form S-8 (No. 333-71063), and the Registration Statement on Form S-8 (No. 333-44742) of Armor Holdings, Inc. of our report dated March 28, 2002 relating to the consolidated financial statements, which appear in this Form 10-K.



PricewaterhouseCoopers LLP


Jacksonville, Florida
March 28, 2002